Exhibit 99.1

Donaldson Reports Record Third Quarter 2023 Sales and Earnings

Third quarter 2023 sales increased 2.6% year over year to $875.7 million
Operating margin of 14.2%, up 120 basis points from prior year
EPS of $0.76 increased 14.0% versus 2022
Donaldson maintains fiscal 2023 sales and EPS outlook

MINNEAPOLIS (May 31, 2023) — Donaldson Company, Inc. (NYSE: DCI) (Donaldson or the Company) today reported fiscal third quarter 2023 net earnings of $93.7 million, a 13.0% increase from $83.0 million in 2022. Earnings per share (EPS) for the third quarter 2023 increased to $0.76 from $0.67 in the prior year.

“Our third quarter results continue this fiscal year’s trend of Donaldson delivering double-digit earnings growth and margin expansion.” said Tod Carpenter, chairman, president and chief executive officer. “We met the needs of our customers by improving our on-time delivery metrics, brought working capital towards more normalized levels, and continued to invest in R&D and capacity expansion.

“We expect fiscal 2023 to be another year of record earnings as we build upon our long-term momentum showcased at our recent Investor Day. Our focus remains on the execution of our strategic initiatives and investments in profitable growth, including those within Life Sciences, as we make progress towards achieving our financial targets and creating value for customers and shareholders.”

Donaldson Company Reports Fiscal Third Quarter 2023 Earnings - Page 2 of 5
Operating Results

Third quarter 2023 sales increased 2.6% to $875.7 million from $853.2 million in 2022, as pricing benefits more than offset a negative impact from currency translation of 2.8%.

	Three Months Ended		Nine Months Ended
	April 30, 2023		April 30, 2023
	Reported % Change	Constant Currency % Change	Reported % Change	Constant Currency % Change
Mobile Solutions segment
Off-Road	10.7%	14.1%	13.5%	20.5%
On-Road	5.3	8.5	7.7	12.7
Aftermarket	(3.3)	(0.7)	2.5	6.8
Total Mobile Solutions segment	(0.1)	2.7	4.9	9.7

Industrial Solutions segment
Industrial Filtration Solutions	12.5	15.1	12.1	16.6
Aerospace and Defense	22.3	23.7	23.9	27.4
Total Industrial Solutions segment	13.8	16.3	13.6	18.0

Life Sciences segment
Total Life Sciences segment	(12.6)	(9.4)	(14.1)	(7.7)

Total Company	2.6%	5.4%	5.6%	10.4%

Third quarter 2023 sales in the Mobile Solutions segment (Mobile) were approximately flat versus prior year and increased 2.7% on a constant currency basis driven primarily by pricing. Off-Road and On-Road sales increased 10.7% and 5.3%, respectively, supported by high levels of global equipment production. Aftermarket sales decreased 3.3% as large OEM customers continued to normalize inventories, reflecting improving global supply chain conditions.

Third quarter Industrial Solutions segment (Industrial) sales rose 13.8%, driven by robust broad-based demand and price realization. Aerospace and Defense sales increased 22.3% due to ongoing strength in the commercial aerospace industry. Industrial Filtration Solutions (IFS) sales grew 12.5% from robust dust collection and industrial gases part sales.

Third quarter sales in the Life Sciences segment decreased 12.6% year over year. Softness in market demand for Disk Drive products more than offset sales growth in Food and Beverage.

Donaldson Company Reports Fiscal Third Quarter 2023 Earnings - Page 3 of 5
Third quarter 2023 gross margin was 33.0%, up 150 basis points from 31.5% in 2022, as pricing benefits more than offset higher input costs.

Third quarter 2023 operating expenses as a percentage of sales were 18.8%, a 30 basis point increase versus 18.5% in the prior year due to an uptick in post-COVID hiring and discretionary expenses.

Third quarter 2023 operating income as a percentage of sales (operating margin) of 14.2%, increased 120 basis points compared with 13.0% in the prior year due to the improvement in gross margin.

Third quarter 2023 interest expense was $5.1 million versus $3.8 million in the prior year resulting primarily from higher interest rates. Other income, net was unfavorable by $1.5 million versus the prior year from higher pension costs. The Company’s effective tax rate of 22.9% was favorable versus 25.4% a year ago mainly driven by an increase in discrete tax item benefits and export incentives.

Year-to-date, Donaldson has paid $84.1 million in dividends and repurchased 1.7% of its outstanding shares for $119.3 million.

Updated Fiscal 2023 Outlook

Fiscal 2023 full-year GAAP EPS is expected to be between $2.90 and $2.96, inclusive of $0.10 of first half restructuring and other charges. Adjusted EPS is forecast between $3.00 and $3.06. Sales are projected to increase between 3% and 5% over prior year, driven by an approximate 8% increase in pricing and a negative impact from currency translation of roughly 4%.

Fiscal 2023 Mobile sales are forecast to increase between 2% and 4% year over year as high levels of global equipment production are expected to drive mid-single digit and high-single digit growth in On-Road and Off-Road sales, respectively. Aftermarket sales are projected to increase low-single digits.

Fiscal 2023 Industrial sales are expected to increase between 11% and 13% versus 2022. Robust end-market demand across the segment is forecast to drive a year-over-year sales increase in IFS and Aerospace and Defense of low-double digits and mid-teens, respectively.

Fiscal 2023 Life Sciences sales are expected to decline between 10% and 12% compared with prior year due to continued Disk Drive market weakness and bioprocessing equipment delivery timing.

Fiscal 2023 GAAP operating margin is forecast to be between 13.9% and 14.3% and adjusted operating margin is expected to be between 14.4% and 14.8%. Prior year GAAP and adjusted operating margin were 13.4% and 13.5%, respectively.

Donaldson Company Reports Fiscal Third Quarter 2023 Earnings - Page 4 of 5
Fiscal 2023 interest expense is projected to be approximately $20 million and other income is expected to be between $6 million and $10 million. Donaldson expects a fiscal 2023 effective income tax rate of approximately 24%.

Fiscal 2023 capital expenditures are expected to be between $115 million and $130 million and free cash flow conversion is forecast between 105% and 115%. For the full year, Donaldson expects to repurchase approximately 2% of its shares outstanding.

Miscellaneous

The Company will webcast its third quarter 2023 earnings conference call today at 9:00 a.m. CT. To listen to the webcast, visit the “Events & Presentations” section of Donaldson’s Investor Relations website (IR.Donaldson.com), and click on the “listen to webcast” option. The webcast replay will be available at approximately 12:00 p.m. CT today. Also available on the website is the Company’s supplemental quarterly earnings presentation.

Donaldson Company Reports Fiscal Third Quarter 2023 Earnings - Page 5 of 5

Statements in this release regarding future events and expectations, such as forecasts, plans, trends and projections relating to the Company’s business and financial performance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are identified by words or phrases such as “will likely result,” “are expected to,” “will continue,” “will allow,” “estimate,” “project,” “believe,” “expect,” “anticipate,” “forecast,” “plan” and similar expressions. These forward-looking statements speak only as of the date such statements are made and are subject to risks and uncertainties that could affect the Company’s performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed. These factors include, but are not limited to, challenges in global operations; impacts of global economic, industrial and political conditions on product demand, including the Russia and Ukraine conflict; impacts from unexpected events, including the COVID-19 pandemic; effects of unavailable raw materials or material cost inflation; inability to attract and retain qualified personnel; inability to meet customer demand; inability to maintain competitive advantages; threats from disruptive technologies; effects of highly competitive markets with pricing pressure; exposure to customer concentration in certain cyclical industries; inability to manage productivity improvements; results of execution of any acquisition, divestiture and other strategic transactions; vulnerabilities associated with information technology systems and security; inability to protect and enforce intellectual property rights; costs associated with governmental laws and regulations; impacts of foreign currency fluctuations; and effects of changes in capital and credit markets. These and other factors are described in Part I, Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2022. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. The results presented herein are preliminary, unaudited and subject to revision until the Company files its results with the United States Securities and Exchange Commission on Form 10-Q.

About Donaldson Company

Founded in 1915, Donaldson is a global leader in technology-led filtration products and solutions, serving a broad range of industries and advanced markets. Our diverse, skilled employees at over 140 locations on six continents partner with customers—from small business owners to the world’s biggest OEM brands—to solve complex filtration challenges. Discover how Donaldson is Advancing Filtration for a Cleaner World at www.Donaldson.com.

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	April 30,			April 30,
	2023	2022	Change	2023	2022	Change
Net sales	$875.7	$853.2	2.6%	$2,551.3	$2,416.6	5.6%
Cost of sales	586.9	584.2	0.5	1,690.8	1,640.8	3.0
Gross profit	288.8	269.0	7.4	860.5	775.8	10.9
Selling, general and administrative	145.8	140.6	3.8	444.7	411.1	8.2
Research and development	19.0	17.4	9.0	56.2	50.5	11.2
Operating expenses	164.8	158.0	4.3	500.9	461.6	8.5
Operating income	124.0	111.0	11.7	359.6	314.2	14.5
Interest expense	5.1	3.8	35.5	14.3	10.8	32.0
Other income, net	(2.6)	(4.1)	(34.0)	(6.1)	(6.4)	(5.4)
Earnings before income taxes	121.5	111.3	9.2	351.4	309.8	13.4
Income taxes	27.8	28.3	(1.7)	84.5	78.0	8.3
Net earnings	$93.7	$83.0	13.0%	$266.9	$231.8	15.2%

Weighted average shares – basic	121.6	123.4	(1.5)%	122.0	123.9	(1.5)%
Weighted average shares – diluted	123.5	124.6	(0.9)%	123.7	125.6	(1.5)%

Net EPS – basic	$0.77	$0.67	14.6%	$2.19	$1.87	17.0%
Net EPS – diluted	$0.76	$0.67	14.0%	$2.16	$1.85	16.9%

Dividends paid per share	$0.23	$0.22	4.5%	$0.69	$0.66	4.5%
Note: Amounts may not foot due to rounding.
(1) NM = not meaningful

Donaldson Company, Inc.
Fiscal Third Quarter 2023 Earnings Press Release Schedules

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	April 30,	July 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$186.0	$193.3
Accounts receivable, net	626.3	616.6
Inventories, net	449.7	502.4
Prepaid expenses and other current assets	90.6	94.2
Total current assets	1,352.6	1,406.5
Property, plant and equipment, net	640.9	594.4
Goodwill	380.3	345.8
Intangible assets, net	138.8	99.8
Other long-term assets	162.9	153.8
Total assets	$2,675.5	$2,600.3

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	$26.6	$3.7
Current maturities of long-term debt	125.0	—
Accounts payable	311.1	338.5
Accrued employee compensation and related taxes	105.8	113.8
Deferred revenue	31.2	22.3
Income taxes payable	29.6	31.8
Dividends payable	—	28.3
Other current liabilities	82.7	91.2
Total current liabilities	712.0	629.6
Long-term debt	470.5	644.3
Non-current income taxes payable	58.5	69.4
Deferred income taxes	32.7	32.7
Other long-term liabilities	103.1	91.1
Total liabilities	1,376.8	1,467.1

Total stockholders’ equity	1,298.7	1,133.2
Total liabilities and stockholders’ equity	$2,675.5	$2,600.3
Donaldson Company, Inc.
Fiscal Third Quarter 2023 Earnings Press Release Schedules

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	April 30,
	2023	2022
Operating Activities
Net earnings	$266.9	$231.8
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	67.3	71.0
Deferred income taxes	(9.6)	3.0
Stock-based compensation expense	17.1	17.0
Other, net	3.8	4.3
Changes in operating assets and liabilities	8.2	(183.2)
Net cash provided by operating activities	353.7	143.9

Investing Activities
Purchases of property, plant and equipment	(92.8)	(56.8)
Acquisitions, net of cash acquired	(62.3)	(49.0)
Net cash used in investing activities	(155.1)	(105.8)

Financing Activities
Proceeds from long-term debt	80.0	249.3
Repayments of long-term debt	(135.0)	(90.0)
Change in short-term borrowings	23.1	(16.4)
Purchase of treasury stock	(119.3)	(153.7)
Dividends paid	(84.1)	(81.8)
Exercise of stock options and other	31.2	9.8
Net cash used in financing activities	(204.1)	(82.8)
Effect of exchange rate changes on cash	(1.8)	(9.4)
Decrease in cash and cash equivalents	(7.3)	(54.1)
Cash and cash equivalents, beginning of period	193.3	222.8
Cash and cash equivalents, end of period	$186.0	$168.7
Donaldson Company, Inc.
Fiscal Third Quarter 2023 Earnings Press Release Schedules

CONSOLIDATED RATE ANALYSIS
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2023	2022	2023	2022
Gross margin	33.0%	31.5%	33.7%	32.1%
Operating expenses	18.8%	18.5%	19.6%	19.1%
Operating margin	14.2%	13.0%	14.1%	13.0%
Other income, net	(0.3)%	(0.5)%	(0.2)%	(0.3)%
Depreciation and amortization	2.6%	2.8%	2.6%	2.9%
EBITDA	17.0%	16.2%	17.0%	16.2%
Effective tax rate	22.9%	25.4%	24.0%	25.2%
Earnings before income taxes - Mobile Solutions	15.0%	14.3%	14.8%	13.1%
Earnings before income taxes - Industrial Solutions	18.8%	14.9%	18.0%	13.3%
Earnings before income taxes - Life Sciences	0.3%	20.6%	9.5%	24.2%
Cash conversion ratio	104.6%	49.3%	97.8%	37.6%

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2023	2022	2023	2022
Adjusted Rates
Gross margin	33.0%	31.5%	33.8%	32.1%
Operating expenses	18.8%	18.5%	19.0%	19.1%
Operating margin	14.2%	13.0%	14.8%	13.0%
Other income, net	(0.3)%	(0.5)%	(0.2)%	(0.3)%
Depreciation and amortization	2.6%	2.8%	2.6%	2.9%
EBITDA	17.0%	16.2%	17.6%	16.2%
Effective tax rate	22.9%	25.4%	24.1%	25.2%
Earnings before income taxes - Mobile Solutions	15.0%	14.3%	14.8%	13.1%
Earnings before income taxes - Industrial Solutions	18.8%	14.9%	18.0%	13.3%
Earnings before income taxes - Life Sciences	0.3%	20.6%	9.5%	24.2%
Cash conversion ratio	104.6%	49.3%	93.3%	37.6%
Note: Rate analysis metrics are computed by dividing the applicable amount by net sales, and cash conversion ratio reflects free cash flow divided by net earnings. Adjusted rates exclude the impact of certain items not related to ongoing operations. Adjusted rates are non-GAAP measures; see the Reconciliation of Non-GAAP Financial Measures schedule for additional information.

Donaldson Company, Inc.
Fiscal Third Quarter 2023 Earnings Press Release Schedules

SEGMENT DETAIL
(In millions)
(Unaudited)

	Three Months Ended April 30,			Nine Months Ended April 30,
	2023	2022	Change	2023	2022	Change
Net sales
Mobile Solutions segment
Off-Road	$115.6	$104.4	10.7%	$325.3	$286.7	13.5%
On-Road	38.0	36.1	5.3	108.5	100.7	7.7
Aftermarket	401.4	415.1	(3.3)	1,198.5	1,169.0	2.5
Total Mobile Solutions segment	555.0	555.6	(0.1)	1,632.3	1,556.4	4.9

Industrial Solutions segment
Industrial Filtration Solutions	223.3	198.5	12.5	631.1	563.2	12.1
Aerospace and Defense	38.2	31.3	22.3	106.5	85.9	23.9
Total Industrial Solutions segment	261.5	229.8	13.8	737.6	649.1	13.6

Life Sciences segment
Total Life Sciences segment	59.2	67.8	(12.6)	181.4	211.1	(14.1)

Total Company	$875.7	$853.2	2.6%	$2,551.3	$2,416.6	5.6%

Earnings (loss) before income taxes
Mobile Solutions segment	$83.4	$79.7	4.6%	$242.3	$203.9	18.8%
Industrial Solutions segment	49.1	34.3	43.1	133.0	86.1	54.5
Life Sciences segment	0.2	14.0	(98.6)	17.3	51.1	(66.1)
Corporate and unallocated	(11.2)	(16.7)	32.9	(41.2)	(31.3)	(31.6)
Total Company	$121.5	$111.3	9.2%	$351.4	$309.8	13.4%

Earnings before income taxes percentage
Mobile Solutions segment	15.0%	14.3%	0.7%	14.8%	13.1%	1.7%
Industrial Solutions segment	18.8%	14.9%	3.9%	18.0%	13.3%	4.7%
Life Sciences segment	0.3%	20.6%	(20.3)%	9.5%	24.2%	(14.7)%
Note: Earnings before income taxes percentage is calculated by dividing earnings before income taxes by net sales. Amounts may not foot due to rounding.
Donaldson Company, Inc.
Fiscal Third Quarter 2023 Earnings Press Release Schedules

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, AS REPORTED
(Unaudited)

	Three Months Ended April 30, 2023
	TOTAL	U.S.(1)/CA(2)	EMEA(3)	APAC(4)	LATAM(5)
Mobile Solutions segment
Off-Road	10.7%	18.2%	5.9%	7.5%	16.5%
On-Road	5.3	3.6	2.3	9.4	12.8
Aftermarket	(3.3)	(1.1)	(1.7)	0.5	(13.6)
Total Mobile Solutions segment	(0.1)	2.4	0.6	2.9	(12.0)

Industrial Solutions segment
Industrial Filtration Solutions	12.5	18.9	4.0	14.6	3.0
Aerospace and Defense	22.3	18.8	33.0	(11.5)	NA
Total Industrial Solutions segment	13.8	18.8	7.2	14.2	3.0

Life Sciences segment
Total Life Sciences segment	(12.6)	15.2	(6.3)	(25.4)	(27.7)

Total Company	2.6%	8.2%	1.9%	(0.5)%	(10.8)%

	Nine Months Ended April 30, 2023
	TOTAL	U.S./CA	EMEA	APAC	LATAM
Mobile Solutions segment
Off-Road	13.5%	26.7%	10.5%	(3.7)%	45.1%
On-Road	7.7	11.1	(1.3)	2.1	39.0
Aftermarket	2.5	7.6	(4.4)	(2.8)	6.4
Total Mobile Solutions segment	4.9	10.8	(0.3)	(2.5)	8.6

Industrial Solutions segment
Industrial Filtration Solutions	12.1	18.1	7.3	2.0	21.9
Aerospace and Defense	23.9	22.7	29.8	(14.4)	N/A
Total Industrial Solutions segment	13.6	19.0	9.7	1.8	21.9

Life Sciences segment
Total Life Sciences segment	(14.1)	27.8	(2.6)	(33.1)	6.6

Total Company	5.6%	14.1%	2.4%	(8.4)%	9.9%

Note: Amounts may not foot due to rounding.
(1) United States (U.S.)
(2) Canada (CA)
(3) Europe, Middle East and Africa (EMEA)
(4) Asia Pacific (APAC)
(5) Latin America (LATAM)
Donaldson Company, Inc.
Fiscal Third Quarter 2023 Earnings Press Release Schedules

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, CONSTANT CURRENCY
(Unaudited)

	Three Months Ended April 30, 2023
	TOTAL	U.S./CA	EMEA	APAC	LATAM
Mobile Solutions segment
Off-Road	14.1%	18.2%	9.0%	17.2%	18.8%
On-Road	8.5	3.6	4.3	20.0	14.8
Aftermarket	(0.7)	(1.1)	2.8	8.2	(12.2)
Total Mobile Solutions segment	2.7	2.4	4.6	11.3	(10.5)

Industrial Solutions segment
Industrial Filtration Solutions	15.1	18.9	7.7	23.7	3.6
Aerospace and Defense	23.7	18.8	38.0	(2.1)	NA
Total Industrial Solutions segment	16.3	18.8	11.1	23.4	3.6

Life Sciences segment
Total Life Sciences segment	(9.4)	15.2	(3.3)	(20.8)	(27.0)

Total Company	5.4%	8.2%	5.8%	7.3%	(9.4)%

	Nine Months Ended April 30, 2023
	TOTAL	U.S./CA	EMEA	APAC	LATAM
Mobile Solutions segment
Off-Road	20.5%	26.7%	20.7%	8.4%	43.6%
On-Road	12.7	11.1	6.8	15.8	37.0
Aftermarket	6.8	7.6	5.4	6.5	7.0
Total Mobile Solutions segment	9.7	10.8	9.5	7.9	9.1

Industrial Solutions segment
Industrial Filtration Solutions	16.6	18.1	16.0	12.3	21.5
Aerospace and Defense	27.4	22.7	42.2	(2.1)	N/A
Total Industrial Solutions segment	18.0	19.0	18.7	12.1	21.5

Life Sciences segment
Total Life Sciences segment	(7.7)	27.8	6.9	(27.0)	6.1

Total Company	10.4%	14.1%	12.0%	1.0%	10.3%

Note: The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding its results of operations. The Company calculates constant currency percentages by converting its current period local currency financial results using the prior period exchange rates and compares these adjusted amounts to its prior period reported results. Amounts may not foot due to rounding.
Donaldson Company, Inc.
Fiscal Third Quarter 2023 Earnings Press Release Schedules

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$133.2	$64.2	$353.7	$143.9
Net capital expenditures	(35.2)	(23.2)	(92.8)	(56.8)
Free cash flow	$98.0	$41.0	$260.9	$87.1

Net earnings	$93.7	$83.0	$266.9	$231.8
Income taxes	27.8	28.3	84.5	78.0
Interest expense	5.1	3.8	14.3	10.8
Depreciation and amortization	22.5	23.5	67.3	71.0
EBITDA	$149.1	$138.6	$433.0	$391.6

Adjusted net earnings	$93.7	$83.0	$279.6	$231.8
Adjusted income taxes	27.8	28.3	88.7	78.0
Interest expense	5.1	3.8	14.3	10.8
Depreciation and amortization	22.5	23.5	67.3	71.0
Adjusted EBITDA	$149.1	$138.6	$449.9	$391.6

Gross profit	$288.8	$269.0	$860.5	$775.8
Restructuring and other charges	—	—	1.5	—
Adjusted gross profit	$288.8	$269.0	$862.0	$775.8

Operating expense	$164.8	$158.0	$500.9	$461.6
Restructuring and other charges	—	—	(15.4)	—
Adjusted operating expense	$164.8	$158.0	$485.4	$461.6

Operating income	$124.0	$111.0	$359.6	$314.2
Restructuring and other charges	—	—	16.9	—
Adjusted operating income	$124.0	$111.0	$376.6	$314.2

Net earnings	$93.7	$83.0	$266.9	$231.8
Restructuring and other charges, net of tax	—	—	12.7	—
Adjusted net earnings	$93.7	$83.0	$279.6	$231.8

Diluted EPS	$0.76	$0.67	$2.16	$1.85
Restructuring and other charges per share	—	—	0.10	—
Adjusted diluted EPS	$0.76	$0.67	$2.26	$1.85
Donaldson Company, Inc.
Fiscal Third Quarter 2023 Earnings Press Release Schedules

Note: Although free cash flow, EBITDA, adjusted EBITDA, adjusted gross profit, adjusted operating expense, adjusted operating income, adjusted income taxes, adjusted net earnings and adjusted diluted EPS are not measures of financial performance under GAAP, the Company believes they are useful in understanding its financial results. Free cash flow is a commonly used measure of a company’s ability to generate cash in excess of its operating needs. EBITDA is a commonly used measure of operating earnings less non-cash expenses. The adjusted basis presentation excludes the impact of certain matters not related to the Company’s ongoing operations. Management believes that the adjusted basis presentation reflects management’s performance in operating the Company and provides a meaningful representation of the performance of the Company’s core business and is useful to understanding its financial results. A shortcoming of these financial measures is that they do not reflect the Company’s actual results under GAAP. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures. Amounts may not foot due to rounding.
Donaldson Company, Inc.
Fiscal Third Quarter 2023 Earnings Press Release Schedules